SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
______________________

Domark International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-4647578
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

254 S. Ronald Reagan Blvd, Ste. 134
Longwood, FL 32750
 (Address of Principal Executive Office and Zip Code)

2012 Stock Plan for Directors, Officers and Consultants
(Full Title of the Plan)

Andrew Ritchie
254 S Ronald Reagan Blvd, Ste. 134
Longwood, FL 32750
 (321) 250-4996
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)
___________________________

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2) (3)
Common Stock, $0.001 par value	9,900,000	$0.07	$693,000	$94.53

(1)
Represents the additional number of shares of Domark International Inc. (“Domark”) common stock that may be granted under Domark’s 2012 Stock Plan for Directors, Officers and Consultants, as amended (the “2012 Plan”). Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend, recapitalization or other similar transaction.

(2)
Estimated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the filing fee on the basis of $0.07 per share, which represents the average high and low prices of the Company’s common stock on April 11, 2013 (rounded up to the nearest whole cent).

(3)
Pursuant to General Instruction E of Form S-8, the registration fee is being paid solely with respect to the additional 9,900,000 shares of Common Stock being registered hereunder and the aggregate offering price and amount of registration fee is set forth only for such 9,900,000 additional shares of Common Stock. A registration fee of $81.94 was previously paid with respect to the 500,000 shares of Common Stock previously registered on Form S-8, filed with the Securities and Exchange Commission on May 1, 2012 (File No. 333-181068) and such fee heretofore paid is not included in this table.

EXPLANATORY NOTE

This registration statement registers an additional 9,900,000 shares of Common Stock (the “Additional Shares”) of Domark International, Inc. (“Domark” or the “Company”) which may be issued as a result of an increase in the number of shares issuable under Domark’s 2012 Stock Plan for Directors, Officers and Consultants, as amended (the “2012 Plan”). This increase was authorized as a result of the Board of Directors of Domark amending the 2012 Plan on January 25, 2013. The Additional Shares are in addition to the 500,000 shares of Common Stock previously registered by Domark with the Securities and Exchange Commission on a registration statement on Form S-8 (File No. 333-181068) relating to the 2012 Plan on May 1, 2012.

This registration statement also contains a reoffer prospectus to cover reoffers and resales of up to 2,900,000 shares of “restricted securities” and/or “control securities” (as such terms are defined in Section C of the General Instructions to Form S-8) of the Company issued pursuant to the 2012 Plan.

Part I

Item 1. Plan Information.

As permitted by the rules of the Securities and Exchange Commission (“SEC”), this registration statement omits the information specified in Part I of Form S-8. Such document(s) are not being filed with the SEC pursuant to Rule 424 of the Securities Act and the instructions for Form S-8. Such document(s) and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

DOMARK INTERNATIONAL, INC
9,900,000 SHARES OF COMMON STOCK
ACQUIRED BY THE SELLING STOCKHOLDERS UNDER THE
DOMARK INTERNATIONAL, INC. 2012 STOCK PLAN FOR DIRECTORS, OFFICERS AND CONSULTANTS

This Reoffer Prospectus (the “Prospectus”) relates to an aggregate of up to 9,900,000 shares (the “Shares”) of Common Stock, $0.001 par value per share (the “Common Stock”), of Domark International, Inc., a Nevada corporation (“Domark” or” the “Company”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have previously acquired such Shares pursuant to the Domark International, Inc. 2012 Stock Plan for Directors, Officers and Consultants (the “Plan”). See “Selling Stockholders” below. The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) only in one or more transactions on or through the OTCQB quotation service operated by OTC Markets Group, Inc. (or any successor quotation service) (the “OTCQB”), at such prices as the Selling Stockholder may determine, which may relate to market prices prevailing at the time of sale. See “Plan of Distribution”. All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder (or their donees and pledgees). Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). Any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

Our common stock is traded in the over-the-counter market via the OTCQB quotation service operated by OTC Markets Group, Inc. under the symbol “DOMK “.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. PLEASE CAREFULLY CONSIDER THE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The complete mailing address and telephone number of our principal executive offices is:

Domark International, Inc.
254 S. Ronald Reagan Blvd, Ste. 134
Longwood, FL 32750
 (321) 250-4996

The date of this Prospectus is April 19, 2013.

REOFFER PROSPECTUS

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AS WELL AS INFORMATION INCORPORATED BY REFERENCE, IS CURRENT ONLY AS OF THE DATE OF THAT INFORMATION. THE COMPANY’S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS MAY HAVE CHANGED SINCE THAT DATE.

ABOUT THIS PROSPECTUS

This Prospectus relates to 9,900,000 Shares of the Company’s Common Stock previously acquired by the Selling Stockholders under the Plan. This Prospectus does not relate to any shares of Common Stock issued under the Plan after the date of this Prospectus. The Selling Stockholders described in this Prospectus may sell the Shares until the Company terminates this offering. Most of the information about the Company that you need to know before you invest in the Shares is not included in this Prospectus, but rather is incorporated by reference into this Prospectus. You should obtain and read the information described below under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in order to have all the important information about the Company.

THE COMPANY

Domark International, Inc. (“Domark” or the “Company”) was incorporated under the laws of the State of Nevada on March 30, 2006 as DoMark Exotic Furnishings, Inc. The Company was formed to engage in the acquisition and refinishing of aged furniture using exotic materials and then reselling it through interior decorators, high-end consignment shops and online sales.

In 2008, the Company embarked on a business plan that was intended to acquire profitable businesses that would create shareholder value in diverse industries. During 2008 and 2009, the Company acquired several operating businesses, as set forth in various Current Reports on Form 8-K filed with the Securities and Exchange Commission. On May 21, 2009, the Company closed an acquisition pursuant to an Agreement for the Exchange of Common Stock (the “Victory Lane Agreement”) with Victory Lane Financial Elite, LLC (“Victory Lane”) with respect to a real estate lifestyle business known as “Victory Lane” (the “Victory Lane Business”). Shortly thereafter, a dispute arose between the Company and the principals of Victory Lane regarding the representations of the principals of Victory Lane and the Victory Lane Business and the Victory Lane Agreement. Litigation between the Company and various parties pertaining to the Victory Lane Business remains outstanding.

On February 29, 2012, the Company formed a new wholly owned subsidiary, Solawerks Inc. (“Solawerks”), in the State of Nevada, for the purposes of entering the business of marketing specialized solar consumer electronics. Solawerks’ current focus is to develop and distribute the SolaPad, a combined cover and charging system for Apple’s iPad, and the SolaCase: a combined cover and charging system for all versions of Apple’s iPhone.

On June 20, 2012, the Company formed a new wholly owned subsidiary, Musclefoot Inc. in the State of Nevada for the purpose of distributing, marketing, and acting as sales agent for the patented foot care system, Barefoot Science. This entity is currently in default with the Nevada Secretary of State.

On July 20, 2012, the Company formed a new wholly owned subsidiary, Domark Canada Inc. in the province of Ontario for the purpose of supporting the corporate operations based in Toronto, Ontario, Canada.

FORWARD-LOOKING STATEMENTS

This Prospectus and other documents filed and incorporated by reference in this Prospectus include or may contain certain forward-looking statements. Statements of our intentions, beliefs, expectations or predictions for the future, denoted by the words “anticipate,” “believe,” “estimate,” “expect,” “project,” “plan,” “imply,” “intend,” “foresee” and similar expressions, are forward-looking statements that reflect our current views about future events and are subject to risks, uncertainties and assumptions. Such risks, uncertainties and assumptions include those described under “Risk Factors” below and in our Annual Report on Form 10-K for the fiscal year ended May 31, 2012, filed with the Securities Exchange Commission (“SEC”) on September 13, 2012, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety.

Actual results could differ materially from those projected in these forward-looking statements as a result of these factors, among others, many of which are beyond our control.

In making these statements, we are not undertaking, and specifically decline to undertake, any obligation to address or update each or any factor in future filings or communications regarding our business or results, and we are not undertaking to address how any of these factors may have caused changes in information contained in previous filings or communications. The risks described below and in our annual report on Form 10-K for the fiscal year ended May 31, 2012, as well as any amendments reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety, are not the only risks we face, and additional risks and uncertainties may also impair our business operations. The occurrence of any one or more of the following or other currently unknown factors could materially adversely affect our business and operating results.

RISK FACTORS

THE COMPANY’S COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN THE COMPANY’S SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN THE COMPANY’S STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN THE COMPANY’S STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that:

•	a broker or dealer approve a person’s account for transactions in penny stocks;

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased;

•	the broker or dealer obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

THE COMPANY MAY NOT HAVE ACCESS TO SUFFICIENT CAPITAL TO PURSUE OUR BUSINESS AND THEREFORE WOULD BE UNABLE TO ACHIEVE OUR PLANNED FUTURE GROWTH.

Domark’s growth strategy is to acquire and invest in companies with promising businesses and technologies. Currently, we have limited capital which is insufficient to pursue these plans. Our ability to implement our growth plans will depend primarily on our ability to obtain additional private or public equity or debt financing. We are currently seeking additional capital in order to make several key acquisitions and grow the Company. Such financing may not be available at all, or we may be unable to locate and secure additional capital on terms and conditions that are acceptable to us. Our failure to obtain additional capital will have a material adverse effect on our business.

OUR SIGNIFICANT FOCUS ON ACQUISITIONS IN OUR BUSINESS SUBJECTS INVESTORS TO A GREATER RISK OF LOSSES.

A significant portion of our efforts are focused on the development and growth of the Company by acquisitions. Although the Company believes there are significant acquisition opportunities available, we can make no assurances that the Company will be able to execute its acquisition strategy.

WE DO NOT INTEND TO PAY DIVIDENDS.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of the Board of Directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our Board of Directors may consider relevant. There is no assurance that we will pay any dividends in the future.

BECAUSE WE ARE QUOTED ON THE OTCQB RATHER THAN A NATIONAL SECURITIES EXCHANGE, IT MAY BE MORE DIFFICULT FOR OUR INVESTORS TO SELL THEIR STOCK OR THEY MAY EXPERIENCE NEGATIVE VOLATILITY ON THE MARKET PRICE OF OUR STOCK.

Our Common Stock is quoted on the OTCQB. There is a greater chance of volatility for securities that trade on the OTCQB as compared to a national exchange or quotation system. This volatility may be caused by a variety of factors, including lower trading volume and market conditions. Investors in our common stock may experience high fluctuations in the market price and volume of the trading market for our securities. These fluctuations, when they occur, have a negative effect on the market price for our securities. Accordingly, our stockholders may not be able to realize a fair price from their shares when they determine to sell them or may have to hold them for a substantial period of time until the market for our common stock improves.

LACK OF INDEPENDENT BOARD OF DIRECTORS AND AUDIT COMMITTEE

The directors of the Company are not independent from the Company. Further, the Company has not established an audit committee. The Company’s Board of Directors has considered the costs associated with procuring and providing the infrastructure to support an independent audit committee and the limited number of transactions considered or consummated by the Company, and has concluded that the risks associated with the lack of an independent audit committee are not justified. Management will periodically reevaluate this situation.

LACK OF SEGREGATION OF DUTIES

Management is aware that there is a lack of segregation of duties at the Company due to the small number of employees dealing with general administrative and financial matters. However, at this time management has decided that considering the abilities of the employees now involved and the control procedures in place, the risks associated with such lack of segregation are low and the potential benefits of adding employees to clearly segregate duties do not justify the substantial expenses associated with such increases. Management will periodically re-evaluate this situation.

THE REPORT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONTAINS EXPLANATORY LANGUAGE THAT SUBSTANTIAL DOUBT EXISTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

The independent auditor’s report on our financial statements contains explanatory language that substantial doubt exists about our ability to continue as a going concern. The report states that the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders.

If we are unable to obtain sufficient financing in the near term or achieve profitability, then we would likely experience severe liquidity problems and may have to curtail our operations.

Management is planning to raise additional capital for the Company through loans and private sales of Common Stock. However, there is no assurance that the Company will be successful in raising additional capital.

OPERATING HISTORY AND LACK OF PROFITS WHICH COULD LEAD TO WIDE FLUCTUATIONS IN THE PRICE OF OUR COMMON STOCK. THE PRICE AT WHICH YOU PURCHASE SHARES OF OUR COMMON STOCK MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET. YOU MAY BE UNABLE TO SELL YOUR SHARES OF COMMON STOCK AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU. THE MARKET PRICE FOR SHARES OF OUR COMMON STOCK IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY TRADED PUBLIC FLOAT.

The market for our Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that the price of our Common Stock will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in the price of our Common Stock is attributable to a number of factors. First, as noted above, our Common Stock is sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our Common Stock could, for example, decline precipitously in the event that a large number of shares of our Common Stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on the price of its stock.

Secondly, our Common Stock is a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock will be at any time, including as to whether our Common Stock will sustain its current market prices, or as to what effect that the sale of our Common Stock or the availability of our Common Stock for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of the price of our Common Stock.

VOLATILITY IN THE PRICE OF OUR COMMON STOCK MAY SUBJECT US TO SECURITIES LITIGATION, THEREBY DIVERTING OUR RESOURCES THAT MAY HAVE A MATERIAL EFFECT ON OUR PROFITABILITY AND RESULTS OF OPERATIONS.

As discussed in the preceding risk factors, the market for our Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that the price of our Common Stock will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

SELLING SECURITY HOLDERS

The shares of our Common Stock to which this Prospectus relates are being registered for offer and resale by Andrew Ritchie, our Chief Executive Officer, R. Brentwood Strasler, our Chairman of the Board, James Kerr, our Chief Financial Officer, Sheldon Davis, Consultant, John Bently, Consultant. The following table sets forth certain information regarding the shares of our Common Stock beneficially owned by the Selling Stockholders as of April 11, 2013 and is based on 30,315,298 shares of our Common Stock outstanding on January 23, 2013.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock Offered(1)	Shares of Common Stock Owned After the Offering(1)

Andrew Ritchie, Chief Executive Officer	2,000,000	2,000,000	0
R. Brentwood Strasler, President	2,000,000	2,000,000	0
James Kerr, Principal Financial Officer	1,000,000	1,000,000	0

(1)
We do not know when or in what amounts the Selling Stockholders may offer shares for sale. The Selling Stockholders may not sell any or all of the shares offered by this Prospectus. Because the Selling Stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this Prospectus will be held by the Selling Stockholders.

PLAN OF DISTRIBUTION

The Selling Stockholders will be offering and selling all shares offered and sold under this Prospectus. Alternatively, the Selling Stockholders may, from time to time, offer the shares through brokers, dealers or agents that may receive customary brokerage compensation in the form of discounts, commissions or concessions from the Selling Stockholders and/or the purchasers of the shares for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the Selling Stockholders may arrange for other broker-dealers to participate. The Selling Stockholders and any brokers, dealers or agents who participate in the distribution of the shares may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act. Any profits on the sale of the shares by them and any discounts, commissions or concessions received by any broker, dealer or agent might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the Selling Stockholders may be deemed to be underwriters, the Selling Stockholders may be subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on the OTCQB or other over-the-counter markets. The shares may be sold at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. Selling Stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of this rule. The Selling Stockholders may decide not to sell any of the shares offered under this Prospectus, and Selling Stockholders may transfer, devise or gift these shares by other means. Because Selling Stockholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. If a particular offer of the shares is to be made other than as described herein, a revised prospectus, or prospectus supplement, will, to the extent required, be distributed which will set forth the terms of such offer. We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing and duplication expenses, administrative expenses and legal and accounting fees. Each Selling Stockholder will pay its own brokerage, underwriting fees and commissions, and legal fees, if any. We may suspend the use of this Prospectus if we learn of any event that causes this Prospectus to include an untrue statement of a material effect or fail to state a material fact required to be stated in the Prospectus or necessary to make the statements in the Prospectus not misleading in the light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each Selling Stockholder.

LEGAL MATTERS

The validity of the Common Stock has been passed upon by Whitley LLP Attorneys at Law, Houston, Texas.

EXPERTS

The financial statements incorporated by reference in the Prospectus have been audited by De Joya Griffith, LLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report included in our Annual Report on Form 10-K for the year ended May 31, 2012 and are incorporated in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents are incorporated in this Prospectus by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended May 31, 2012 and all amendments thereto;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since May 31, 2012;

(c)	The description of the Company’s Common Stock, $0.001 par value, contained in the Company’s registration statement on Form SB-2 as filed on August 2, 2006.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified pursuant to our articles of incorporation and Nevada law against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company. Our certificate of incorporation provides that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This Prospectus is part of a registration statement on Form S-8 that we have filed with the Securities and Exchange Commission (the “SEC”). You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This Prospectus does not contain all of the information set forth in the registration statement. For further information about us and the notes, you should refer to the registration statement and the documents incorporated by reference therein. This Prospectus and the documents incorporated by reference summarize material provisions of contracts and other documents attached as exhibits to the registration statement. Since these summaries may not contain all of the information that you may find important, you should review the full text of these exhibits.

The Company will provide to any person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus upon written or oral request at no cost to the requester. Written requests should be sent to:

Domark International, Inc.
 254 S Ronald Reagan Blvd, Ste. 134
Longwood, FL 32750
 (321) 250-4996

The registration statement, as well as such reports, exhibits and other information filed by us with the SEC can also be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Public Reference Section of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information about its public reference room. Our SEC filings are also available without charge on the SEC’s Internet site at http://www.sec.gov.

Part II

Item 3. Incorporation of Documents by Reference.

The registrant hereby incorporates by reference the documents listed in (a) through (c) below. All documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

(a)	The Company’s latest annual report on Form 10-K for the fiscal year ended May 31, 2012 and all amendments thereto;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c)	The description of securities contained in earlier SEC filings including any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Company’s articles of incorporation and Nevada law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification cannot be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action and constitute (a) a violation of criminal law (unless the director, officer, employee, or agent had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful), (b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit, (c) an unlawful distribution, or (d) willful misconduct or a conscious disregard for the best interests of the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit No.	Description

3.1	Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Form SB-2 filed on August 2, 2006 and incorporated herein by reference)
3.2	Bylaws (filed as Exhibit 3.2 to the Company’s Form SB-2 filed on August 2, 2006 and incorporated herein by reference)
23.1	Consent of De Joya Griffith, LLC

Item 9. Undertakings

The registrant hereby undertakes to file, during the period in which any offers or sales are being made, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 and to reflect in such prospectus any material change in the information contained in this registration statement and to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference to the prospectus and furnish pursuant to any meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on May 13, 2013.

/s/ Andrew Ritchie
Andrew Ritchie Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Andrew Ritchie
Andrew Ritchie Chief Executive Officer and Director

/s/ James Kerr
James Kerr Principal Financial Officer

/s/ R. Brentwood Strasler
R. Brentwood Strasler Chairman of the Board